                     The Latin American Discovery Fund, Inc.
                          Item 77(O) 10F-3 Transactions
                         January 1, 2008 - June 30, 2008

                                                                     Amount of     % of       % of
                                              Offering     Total       Shares    Offering    Funds
   Security        Purchase/      Size of     Price of   Amount of   Purchased   Purchased   Total                     Purchased
   Purchased     Trade Date      Offering      Shares    Offering     By Fund     By Fund    Assets      Brokers         From
--------------   -----------    ----------    --------   ---------   ---------   ---------   -------   -----------  -------------

     Copa          05/15/08          -         $35.750                                                 Morgan        UBS Warburg
  Holdings SA                                                                                          Stanley,
                                                                                                       UBS
                                                                                                       Investment
                                                                                                       Bank